Exhibit 10.3
FORBEARANCE AND AMENDMENT AGREEMENT
     THIS FORBEARANCE AND AMENDMENT AGREEMENT (this “Agreement”) is made as of September 3, 2009, by and among TMR DRILLING CORPORATION, a Texas corporation (the “Borrower”), THE MERIDIAN RESOURCE CORPORATION, a Texas corporation (“Meridian”), THE MERIDIAN RESOURCE & EXPLORATION LLC, a Delaware limited liability company (“TMR Exploration,” and collectively with the Borrower and Meridian, the “CIT Credit Parties”) and THE CIT GROUP/EQUIPMENT FINANCING, INC. (“CIT”), in its capacity as Administrative Agent and Lender under the CIT Credit Agreement (as defined below).
RECITALS:
     WHEREAS, the Borrower and CIT have entered into that certain Credit Agreement dated as of May 2, 2008 (the “CIT Credit Agreement”);
     WHEREAS, pursuant to that Guaranty dated as of May 2, 2008, Meridian and TMR Exploration have guaranteed the full and prompt payment of all Obligations of Borrower under the CIT Credit Agreement and the other Loan Documents (as defined in the CIT Credit Agreement);
     WHEREAS, as of the date hereof certain Events of Default as set forth in Appendix I to this Agreement (the “Designated Events of Default”) have occurred and are continuing, or are anticipated to occur, under the CIT Credit Agreement and the other Loan Documents, including Events of Default arising as a result of “Defaults” under and as defined in the Working Capital Loan Agreement (as defined below), by and among Meridian, the Guarantors (as defined therein), Fortis Capital Corp. (“Fortis”) as Administrative Agent, and the lenders from time to time party thereto (the “Lenders”);
     WHEREAS, the CIT Credit Parties acknowledge and agree that as a result of the occurrence of the Designated Events of Default, CIT is entitled to declare all Obligations under the CIT Credit Agreement and the other Loan Documents to be immediately due and payable, to seek immediate payment in full of such Obligations, and to exercise all of its rights and remedies with respect thereto under the Loan Documents;
     WHEREAS, the CIT Credit Parties, Fortis and certain of the other parties to the Working Capital Loan Agreement have entered into that Forbearance and Amendment Agreement dated as of the date hereof (the “Bank Group Forbearance Agreement”), pursuant to which Fortis and certain of the Lenders have agreed to forbear from exercising rights and remedies under the Working Capital Loan Documents on the terms and conditions set forth in the Bank Group Forbearance Agreement; and
     WHEREAS, the CIT Credit Parties have requested that CIT forbear from accelerating the Obligations under the CIT Credit Agreement and the other Loan Documents, from taking present action to collect payment in full of such Obligations and from exercising any other rights and remedies under the Loan Documents with respect to the Designated Events of Default, and CIT has agreed to do so under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of CIT and the CIT Credit Parties agrees as follows:
     1. Definitions. Capitalized terms defined in the preamble and the Recitals section of this Agreement are incorporated herein by this reference and are used herein as so defined. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to such terms in the CIT Credit Agreement. This Agreement is a Loan Document as defined in the CIT Credit Agreement.
     2. Agreement to Forbear.
     (a) Forbearance. During the period (the “Forbearance Period”) commencing on the Effective Date (as defined in Section 10 below) and ending on the earlier to occur of: (i) 5:00 p.m. (Central Time) on the earlier of (x) the date which is 91 days following the Effective Date, or (y) December 4, 2009; or (ii) the date that any CIT Forbearance Default (as defined in Section 11 below) occurs, and subject to the other terms and conditions of this Agreement, CIT agrees that it will forbear from exercising any right or remedy under the CIT Credit Agreement and the other Loan Documents arising as a result of the Designated Events of Default in consideration of the CIT Credit Parties’ agreements, covenants, releases and waivers contained in this Agreement. Upon the expiration or termination of the Forbearance Period: (x) such forbearance shall automatically terminate, and (y) CIT shall be entitled to exercise any and all of its rights and remedies under this Agreement, the CIT Credit Agreement and the other Loan Documents without further notice.
     (b) No Extension. The CIT Credit Parties agree that CIT shall have no obligation to extend the Forbearance Period.
     (c) No Waiver, Restatement or Amendment. Notwithstanding CIT’s agreement to forbear set forth in Section 2(a) above: (i) such forbearance by CIT is not intended to and shall not constitute, and shall not be construed or interpreted to constitute, a waiver of the Designated Events of Default, or of any other default which may now or hereafter exist under the Loan Documents; (ii) this Agreement and such forbearance by CIT shall not constitute a restatement or novation of the indebtedness evidenced by the Note and the other Loan Documents; and (iii) this Agreement and such forbearance by CIT shall not constitute an amendment or modification of the Loan Documents, except as expressly provided for herein. Except as expressly provided for herein, (x) the terms and conditions of the CIT Credit Agreement and any other Loan Document are and shall remain in full force and effect, and the same are hereby ratified and confirmed by the CIT Credit Parties in all respects, and (y) CIT reserves all rights, privileges and remedies granted under the CIT Credit Agreement and the other Loan Documents, this Agreement and any other contract or instrument between any CIT Credit Party and CIT, and such rights, privileges and remedies may, at CIT’s sole election, be exercised at any time and from time to time and without notice, except to the extent notice is required (and is not waived) under the Loan Documents.

     (d) No Future Loans. The CIT Credit Parties acknowledge that nothing in this Agreement shall be construed as creating any obligation whatsoever on the part of CIT to make any Loans or other extensions of credit to or for the benefit of any of the CIT Credit Parties.
     3. Outstanding Indebtedness. The CIT Credit Parties hereby acknowledge and confirm that (i) the outstanding principal balance under the Note as of the date of this Agreement is $7,647,483.77; (ii) the payment of such amount is not subject to any defenses, counterclaim, recoupment or offset of any kind, and (iii) interest under the Note has been paid through September 2, 2009.
     4. Interest Rate. Without limiting the rights of CIT under the CIT Credit Agreement and regardless of whether the Designated Events of Default continue to exist, the CIT Credit Parties agree that during the Forbearance Period interest shall accrue on the outstanding principal amount of the Loan at the Default Rate specified in Section 2.05(b) of the CIT Credit Agreement, and the CIT Credit Parties agree to pay such interest at the Default Rate.
     5. Forbearance Fee. In consideration of the agreements set forth herein, CIT shall be entitled to a forbearance fee of 0.75% of the aggregate outstanding Obligations of the Borrower under the CIT Credit Agreement after application of the CIT Paydown (as defined in Section 8(a) below) (the “Forbearance Fee”).
     6. Amendments to the CIT Credit Agreement. The CIT Credit Parties and CIT agree that the CIT Credit Agreement will be amended as follows:
     (a) The definition of “Borrower” in Section 1.01 is hereby amended to read as follows:
     “Borrower” means each of (i) TMR Drilling Corporation, (ii) The Meridian Resource Corporation and (iii) The Meridian Resource & Exploration LLC, and shall include all three collectively.
     (b) The definition of “Working Capital Loan Agreement” in Section 1.01 is hereby amended to read as follows:
     “Working Capital Loan Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 23, 2004, among TMR, as Borrower, the lenders from time to time parties thereto, Fortis Capital Corp., as Administrative Agent, sole Lead Arranger, and Bookrunner, Comerica Bank, as Syndication Agent, and Union Bank of California, N.A., as Documentation Agent, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of February 25, 2008, and that certain Second Amendment to Credit Agreement dated December 19, 2008.

     (c) The definition of “Working Capital Loan Documents” in Section 1.01 is hereby amended to read as follows:
     “Working Capital Loan Documents” means the “Loan Documents” as defined in the Working Capital Loan Agreement and shall include that Forbearance and Amendment Agreement dated as of September 3, 2009, by and among The Meridian Resource Corporation, a Texas corporation, the Guarantors party thereto, the several banks, financial institutions and other entities from time to time parties to the Working Capital Loan Agreement and Fortis Capital Corp., as administrative agent.
     (d) Section 4.01(q)(ii) is hereby amended by inserting the words “of Borrower” after the word “Debt” and before the words “which remain” in the second line thereof.
     (e) Reporting Requirements. In addition to the reporting and notification requirements set forth in Section 5.03, the CIT Credit Parties shall furnish to CIT:
     (i) within 45 days after the end of each calendar month commencing September 15, 2009, for July, 2009, an unaudited balance sheet and income statement for such month (i.e. July, 2009) and projections for the month in which delivery thereof is made (i.e. September, 2009) in the same form as the financial information furnished to Fortis on April 15, 2009, including a variance analysis comparing actual results to budgets delivered pursuant to clause (iv) below with explanations as to material variances;
     (ii) within 20 days of the end of each calendar month commencing September 20, 2009, for August, 2009, a monthly liquidity report for such month (i.e. August, 2009) which shall include information on accounts receivable aging and accounts payable aging, and a list of the cash balances of Meridian and its Subsidiaries;
     (iii) on the 15th and last day of each calendar month, commencing September 15, 2009, a status report on the transactions described in Section 10(a) of the Bank Group Forbearance Agreement; and
     (iv) no later than ten (10) days prior to the first Business Day of each month, a cash flow budget, approved by Fortis, for the three-month period commencing with such month, and on or before Friday of each week, a budget-to-actual report for the previous week.
     7. Acknowledgments by CIT. CIT acknowledges and agrees as follows:
     (a) The policies of insurance required to be obtained and maintained by the Borrower under Section 5.01(d) of the CIT Credit Agreement and Section 8 of that Security Agreement dated as of May 2, 2008, by Borrower in favor of CIT (the “TMR Security Agreement”) have been prior to the date hereof, and, if otherwise acceptable to

CIT, may in the future be, obtained and maintained directly or through one or more affiliates, subsidiaries or lessees of the Collateral (as defined in the TMR Security Agreement), including without limitation Orion Drilling Company, LLC (“Orion”).
     (b) The security interest granted to Orion in the Collateral (as defined in the TMR Security Agreement) pursuant to that Security Agreement dated as of September 3, 2009, among Borrower, TMR Exploration and Orion (the “Orion Security Agreement”) to secure the Liabilities (as defined in the Orion Security Agreement) is, subject strictly to the terms of that Intercreditor and Subordination Agreement dated as of September 3, 2009, by and among Orion, CIT and the CIT Credit Parties (the “Intercreditor Agreement”), a permitted encumbrance on the Collateral.
     (c) The incurrence by Borrower of Debt under the Working Capital Loan Documents is permitted Debt under the terms of the CIT Loan Documents.
     8. Payments by the Borrower.
     (a) On or before the Effective Date, the CIT Credit Parties shall pay to CIT (i) the Forbearance Fee in the amount of $49,856.13, and (ii) a prepayment to CIT in the amount of $1,000,000 (the “CIT Paydown”), to be applied to the principal amount outstanding under the CIT Credit Agreement as provided in Section 8(d) below.
     (b) During the Forbearance Period, the CIT Credit Parties shall continue to make all payments of principal and interest, including interest at the Default Rate, under the CIT Credit Agreement and the Note as and when such payments are due.
     (c) So long as the CIT Paydown is made as provided in Section 8(a) above, CIT agrees to waive (i) the provisions of Section 2.04(a) of the CIT Credit Agreement prohibiting voluntary partial prepayment of the Loan, and (ii) any Breakage Costs, Prepayment Fee or similar charges in connection with the CIT Paydown.
     (d) The CIT Paydown shall reduce the outstanding principal amount of the Loan and shall be applied to the monthly installments of principal due under the Note in reverse order beginning with installment 60. The monthly installment payments of principal and interest under the Note in the amount of $196,247.50 each shall remain unchanged, except during any period when interest is payable at the Default Rate, in which case the monthly installment payment amounts shall be adjusted accordingly.
     9. Ratifications, Representations and Warranties.
     (a) Ratification of Loan Documents and Liens. Except as expressly modified and superseded by this Agreement, the terms and provisions of the CIT Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each CIT Credit Party and CIT agree that the Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each CIT Credit Party further expressly acknowledges and agrees that CIT has a valid, non-avoidable, enforceable and perfected security interest in and lien against each item of Collateral described in the Collateral Documents and that such security interest and lien secures the payment Obligations and the performance of all other Obligations of the CIT Credit Parties under the Loan Documents.
     (b) General Representations and Warranties. Each CIT Credit Party hereby jointly and severally represents and warrants to CIT that (i) the execution, delivery and performance of this Agreement has been duly authorized by all requisite organizational action on the part of such CIT Credit Party and will not violate the constituent organizational documents of such CIT Credit Party, contravene any contractual restriction, any law, rule or regulation or court or administrative decree or order binding on or affecting such CIT Credit Party or result in, or require the creation or imposition of any lien, security interest or encumbrance on any of the properties of such CIT Credit Party; (ii) this Agreement has been duly executed and delivered by each CIT Credit Party and is the legal, valid and binding obligation of each CIT Credit Party, enforceable in accordance with its terms; (iii) subject to the existence of the Designated Events of Default and the qualifications set forth in Appendix II to this Agreement, the representations and warranties contained in the CIT Credit Agreement and any Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (iv) except for the Designated Events of Default, no Default or Event of Default under the CIT Credit Agreement has occurred and is continuing; (v) except for the Designated Events of Default, such CIT Credit Party is in full compliance with all covenants and agreements contained in the Loan Documents; and (vi) absent the effectiveness of this Agreement, CIT is entitled to exercise immediately its rights and remedies under the Loan Documents, including, but not limited to, the right to accelerate the maturity of the Obligations and enforce their rights and remedies under the Collateral Documents.
     (c) Ratification of Guarantees. Each of the Guarantors hereby acknowledges and consents to all of the terms and conditions of this Agreement and hereby ratifies and confirms its respective guarantee under the Guaranty dated as of May 2, 2008 (the “Guaranty”) for the benefit of CIT. Each Guarantor hereby represents and acknowledges that the execution and delivery of this Agreement shall in no way diminish or modify its obligations as a Guarantor under the Guaranty and shall not constitute a waiver by CIT of any of CIT’s rights against such Guarantor.
     10. Conditions Precedent. This Agreement shall become effective upon the date (the “Effective Date”) that CIT has received all of the following:
     (a) An executed copy of this Agreement;
     (b) An executed copy of the Bank Group Forbearance Agreement in form and substance reasonably satisfactory to CIT;
     (c) An executed copy of the Intercreditor Agreement in form and substance satisfactory to CIT;
     (d) Copies of the resolutions, in form and substance satisfactory to CIT, (i) of the boards of directors of the CIT Credit Parties authorizing the execution, delivery and performance of this Agreement and (ii) of the boards of directors of the CIT Credit Parties and Orion authorizing the execution, delivery and performance of the Intercreditor Agreement; and
     (e) Payment in immediately available funds of the Forbearance Fee and the CIT Paydown.
     11. Termination of Forbearance Period. The Forbearance Period shall terminate upon the occurrence of any of the following (each a “CIT Forbearance Default”):
     (a) The occurrence of an Event of Default (other than the Designated Events of Default) under the CIT Credit Agreement;
     (b) The occurrence of a Forbearance Default under, and as defined in, the Bank Group Forbearance Agreement;
     (c) The failure by the Borrower or any other CIT Credit Party to perform any covenant or otherwise comply with the terms of this Agreement; or
     (d) The commencement of litigation or legal proceedings by any creditor of the CIT Credit Parties to collect Indebtedness due and owing by such CIT Credit Party in an aggregate amount equal to or greater than $1.0 million.
     12. Miscellaneous Provisions.
     (a) Survival of Representations and Warranties. All representations and warranties made in any Loan Document shall survive the execution and delivery of this Agreement, and no investigation by CIT or any closing shall affect the representations and warranties or the right of CIT to rely upon them.
     (b) Limitation on Relationship between Parties. The relationship of CIT, on the one hand, and the CIT Credit Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection therewith or in the CIT Loan Documents shall be deemed or construed to create a fiduciary relationship between the parties.
     (c) Expenses of CIT. The CIT Credit Parties agree to pay on demand all reasonable costs and out-of-pocket expenses incurred by CIT in connection with the preparation, negotiation, execution and enforcement of this Agreement and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of CIT’s legal counsel, and all costs and expenses incurred by CIT in connection with the enforcement or preservation of any rights under any Loan Document.
     (d) Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     (e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no CIT Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of CIT, and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement.
     (f) Amendments; Interpretation. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of CIT and each CIT Credit Party, and no waiver of any provision of this Agreement or consent to any departure by any CIT Credit Party therefrom, shall in any event be effective without the written concurrence of CIT. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     (g) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument, and all signature pages transmitted by electronic transmission shall be considered as original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party.
     (h) Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
     (i) Further Assurances. Each CIT Credit Party agrees to execute such other and further documents and instruments as CIT may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the CIT Credit Agreement and the other Loan Documents.
     (j) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (k) Release. EACH CIT CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, RECOUPMENT, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF ITS LIABILITY TO REPAY ANY OBLIGATIONS ARISING UNDER THE CIT CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM CIT. EACH CIT CREDIT PARTY HEREBY VOLUNTARILY AND

KNOWINGLY RELEASES AND FOREVER DISCHARGES CIT, ITS PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, REPRESENTATIVES, OWNERS, AFFILIATES, SUCCESSORS, TRANSFEREES AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH SUCH CIT CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM OR ARISING IN CONNECTION WITH ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CIT CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AGREEMENT. IT IS AGREED THAT THE SCOPE OF THIS RELEASE UNDER THIS PARAGRAPH SHALL INCLUDE ALL CLAIMS, DEMANDS OR CAUSES OF ACTION ARISING IN WHOLE OR PART FROM THE NEGLIGENCE OR STRICT LIABLITY OF CIT OR ANY OTHER RELEASED PARTY. EACH CIT CREDIT PARTY HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO A RELEASED PARTY’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT, THE OBLIGATIONS, INDEBTEDNESS AND OTHER OBLIGATIONS OF A CIT CREDIT PARTY TO A RELEASED PARTY. EACH CIT CREDIT PARTY AGREES TO INDEMNIFY AND HOLD CIT HARMLESS FROM ANY AND ALL MATTERS RELEASED PURSUANT TO THIS PARAGRAPH. EACH CIT CREDIT PARTY ACKNOWLEDGES THAT THE AGREEMENTS IN THIS PARAGRAPH ARE INTENDED TO BE IN FULL SATISFACTION OF ALL OR ANY ALLEGED INJURIES OR DAMAGES TO EACH CIT CREDIT PARTY, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONAL AND LEGAL REPRESENTATIVES ARISING IN CONNECTION WITH SUCH MATTERS RELEASED PURSUANT TO THE OTHER PROVISIONS OF THIS PARAGRAPH. EACH CIT CREDIT PARTY REPRESENTS AND WARRANTS TO CIT THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR

OTHERWISE CONVEY ANY RIGHT, TITLE OR INTEREST OF A CIT CREDIT PARTY IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF EACH CIT CREDIT PARTY’S CLAIMS WITH RESPECT TO ALL SUCH MATTERS. THE PROVISIONS OF THIS SECTION 12(k) AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, REMISES, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO CIT’S ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF CIT TO A CIT CREDIT PARTY OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING, OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF CIT TO A CIT CREDIT PARTY OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST CIT BY A CIT CREDIT PARTY OR ANY OTHER PERSON FOR ANY PURPOSE.
     (l) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN CIT AND ANY CIT CREDIT PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
     (m) Submission to Jurisdiction. Each CIT Credit Party agrees that all disputes among them and CIT arising out of, connected with, related to, or incidental to the relationship established between them in this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by the courts of the State of New York, the federal courts sitting in the Southern District of New York, and appellate court from any thereof. Each CIT Credit Party waives in all disputes any objection that any of them may have to the location of the court considering the dispute which court shall have been chosen in accordance with the foregoing.
     (n) Loan Documents. This Agreement shall constitute a Loan Document.
     (o) Final Agreement. THIS AGREEMENT, THE CIT CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED. NONE OF THE LOAN DOCUMENTS MAY BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION,

RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH CIT CREDIT PARTY AND CIT.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

THE CIT CREDIT PARTIES: THE MERIDIAN RESOURCE CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

TMR DRILLING CORPORATION
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President

THE MERIDIAN RESOURCE & EXPLORATION LLC
By:	/s/ Steven G. Ives
	Name:	Steven G. Ives
	Title:	Vice President
[Signatures continued on following page.]

THE CIT GROUP/EQUIPMENT FINANCING, INC.
By:	/s/ C. Graham Sones
	Name:	C. Graham Sones
	Title:	Director

Appendix I
Designated Events of Default
     1. An Event of Default under Section 6.01(b) of the CIT Credit Agreement and Section 14 of the TMR Security Agreement occasioned by the failure to include the Debt under the Working Capital Loan Documents on Schedule 5.02(b) to the CIT Credit Agreement, which was represented to be a complete and accurate list of all Debt outstanding as of the date thereof.
     2. An Event of Default under Section 6.01(d) of the CIT Credit Agreement and Section 14 of the TMR Security Agreement occasioned by the failure to provide financial statements with the accompanying certifications and opinions of approved independent public accountants as required under Section 5.03(c) of the CIT Credit Agreement for the Borrower’s fiscal year ended December 31, 2008.
     3. Events of Default under Section 6.01(d) of the CIT Credit Agreement and Section 14 of the TMR Security Agreement occasioned by the failure to have provided through the date of this Agreement (i) financial statements and other information of or related to the Borrower required under Section 6 of the TMR Security Agreement, (ii) insurance for the Equipment in the coverages and on the terms required under Section 8 of the TMR Security Agreement, and (iii) Site Location Notices with respect to the Equipment as required under Sections 7 and 10 of the TMR Security Agreement (for avoidance of doubt, any failures after the date of this Agreement to provide financial and other information of or related to the Borrower under Section 6 of the TMR Security Agreement, insurance on the Equipment as required under Section 8 of the TMR Security Agreement and Site Location Notices with respect to the Equipment as required under Sections 7 and 10 of the TMR Security Agreement are not, and shall not be deemed to be, Designated Events of Default).
     4. Events of Default under Section 6.01(e) of the CIT Credit Agreement and Section 14 of the TMR Security Agreement occasioned by the occurrence of the following “Defaults” under and as defined in the Working Capital Loan Documents:
a.	Failure to deliver additional or amended Security Documents upon the occurrence of an Event of Default in accordance with Section 7.9(d) of the Working Capital Loan Agreement.

b.	As of the end of each of Meridian’s fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, and Meridian’s fiscal quarter ending September 30, 2009, failure to maintain a ratio of consolidated current assets of Meridian and its Subsidiaries to consolidated current liabilities of Meridian and its Subsidiaries (in each case, as adjusted) of at least 1.0 to 1.0 in accordance with Section 8.1(e) of the Working Capital Loan Agreement.

c.	Violation of Section 9(e) of the Working Capital Loan Agreement due to the occurrence of certain defaults under the Hedging Agreements (as defined in the Working Capital Loan Agreement) and the CIT Credit Agreement.

d.	Failure to eliminate Borrowing Base Deficiency as defined in the Working Capital Loan Agreement described in that certain Notice of Deficiency dated April 13, 2009 within ninety (90) days of April 30, 2009.

e.	Netting under employee benefit plans, the net result of which was a stock repurchase by Meridian.

f.	Failure to timely deliver financial statements and related certificates for the fiscal year ended December 31, 2008, and each of the fiscal quarters ended March 31, 2009 and June 30, 2009, as required under Section 7.1, and the reports required under Section 7.2(c), of the Working Capital Loan Agreement.

g.	Failure to provide timely notice of any of the foregoing to the Lenders or the Administrative Agent under the Working Capital Loan Agreement.
     5. An Event of Default under Section 6.01(f) of the CIT Credit Agreement and Section 14 of the TMR Security Agreement occasioned by the failure of the CIT Credit Parties to generally pay their debts as such debts become due.
     6. An Event of Default under Section 6.01(m) of the CIT Credit Agreement and Section 14 of the TMR Security Agreement occasioned by the failure to maintain in full force and effect, or the occurrence of events of default (if any) under, the Equipment Lease and the Drilling Contract.
     7. Failure to provide timely notice of any of the foregoing to CIT.

Appendix II
Qualifications to Current Reaffirmation of Representations and Warranties
     1. The representations in Section 4.01(h) of the CIT Credit Agreement are qualified by noting the pendency of that arbitration proceeding initiated by SWEPI, LP and Shell Oil Company (together, “Shell”) involving Shell’s claim for indemnification for costs and expenses in connection with the Purchase and Sale Agreement dated effective October 1, 1997 between Shell Western E&P Inc. and The Meridian Resource Exploration Company and the Agreement and Plan of Merger dated March 27, 1998 by and among the Borrower LOPI Acquisition Corp., Shell Louisiana Onshore Properties, Inc, and Louisiana Onshore Properties, Inc.
     2. The representations in Section 4.01(q)(i) of the CIT Credit Agreement and Section 2 of the TMR Security Agreement are qualified by noting the subordinate security interest in the Collateral (as defined in the TMR Security Agreement) granted to Orion Drilling Company, LLC (“Orion”) pursuant to that Security Agreement dated as of September 3, 2009, among Borrower, TMR Exploration and Orion (the “Orion Security Agreement”) to secure the Liabilities (as defined in the Orion Security Agreement), which security interest is permitted only to the extent that it remains subject strictly to the terms of that Intercreditor and Subordination Agreement dated as of September 3, 2009, by and among Orion, CIT and the CIT Credit Parties (the “Intercreditor Agreement”), and, notwithstanding any representation, warranty, covenant or other provision in this Agreement, the CIT Credit Agreement or the other Loan Documents to the contrary, Orion’s subordinate security interest in the Collateral subject to the Intercreditor Agreement shall not constitute an Event of Default under the CIT Credit Agreement or the other Loan Documents.
     3. The representations in Section 4.01(q)(ii) of the CIT Credit Agreement are qualified by noting the incurrence by Borrower of Debt under the Working Capital Loan Documents, and, notwithstanding any representation, warranty, covenant or other provision in this Agreement, the CIT Credit Agreement or the other Loan Documents to the contrary, the existence of Debt under the Working Capital Loan Documents shall in no event constitute an Event of Default under the CIT Credit Agreement or the other Loan Documents.
     4. It is understood and agreed that it shall not be an Event of Default under this Agreement, the CIT Credit Agreement or any other Loan Document if any representation or warranty under or in connection with any Loan Document is incorrect solely because of the amendment to the definition of “Borrower” as set forth in Section 6(a) of this Agreement to include Meridian and TMR Exploration. Nothing in this qualification, however, shall be deemed to limit the requirement that, except as qualified by the existence of the Designated Events of Default and the matters set forth in this Appendix II, all representations and warranties in the Loan Documents (i) made by the Borrower shall be true and correct as to the Borrower (as defined in the preamble of this Agreement), (ii) made by the Guarantors shall be true and correct as to Meridian and TMR Exploration, and (iii) made by the Loan Parties shall be true and correct as to the Borrower, the Guarantors (as defined in the CIT Credit Agreement) and their respective Subsidiaries (as defined in the CIT Credit Agreement), collectively.